                                                                  Exhibit 1.2(a)



                             UNDERWRITING AGREEMENT





                                                        July 22, 2003

Textron Inc.
40 Westminster Street
Providence, Rhode Island 02903


Dear Sirs:


              We (the "Managers") understand that Textron Inc., a Delaware corporation (the "Company"), proposes to issue and sell $250,000,000 aggregate principal amount of its Notes due 2010 (the "Offered Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, the Company hereby agrees to sell and the Managers agree to purchase, severally and not jointly, the principal amounts of the Offered Securities set forth opposite their names below at 98.485% of their principal amount, together with accrued interest, if any, from July 25, 2003.


                                                     Principal Amount of Offered
                    Name                                     Securities
                    ----                             ---------------------------

        J.P. Morgan Securities Inc.                         $ 87,500,000
        UBS Securities LLC                                    87,500,000
        Barclays Capital Inc.                                 25,000,000
        Deutsche Bank Securities Inc.                         25,000,000
        SG Cowen Securities Corporation                       25,000,000

                                                     Total: $250,000,000



              Upon delivery of the Offered Securities, the Underwriters will make payment therefor at the offices of Simpson Thacher & Bartlett LLP, at 10:00 A.M. (New York time) on July 25, 2003 or at such other time on July 25, 2003 as shall be designated by the Managers.

             The Offered Securities shall have the following terms:


      Maturity:                      August 1, 2010

      Interest Rate:                 4 1/2%

      Interest Payment Dates:        February 1 and August 1, commencing
                                     February 1, 2004

      Redemption Provisions:         The Company may redeem the Offered
                                     Securities at its option, in whole or in part at any time, at the redemption prices described in the Prospectus.

      Initial Price to Public:       99.110%, plus accrued interest, if any,
                                     from July 25, 2003.


              All the provisions contained in the document entitled Textron Inc. Underwriting Agreement Standard Provisions (Debt) dated September 15, 1999 (the "Standard Provisions"), a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) the definition of "Significant Subsidiaries" set forth in paragraph (g) of Section VII and clause (b) of Exhibit A attached thereto, is amended to add Textron Fastening Systems Inc. and delete Textron Automotive Company Inc. and (ii) the Prospectus Supplement shall be filed with the Securities and Exchange Commission no later than July 24, 2003.

                                            Very truly yours,


                                            J.P. MORGAN SECURITIES INC.
                                            UBS SECURITIES LLC
                                            BARCLAYS CAPITAL INC.
                                            DEUTSCHE BANK SECURITIES INC.
                                            SG COWEN SECURITIES CORPORATION


                                            By: J.P. MORGAN SECURITIES INC.


                                            By: /s/ Stephen L. Sheiner
                                                --------------------------------
                                                Name: Stephen L. Sheiner
                                                Title: Vice President


                                            By: UBS SECURITIES LLC


                                            By: /s/ Chris Forshner
                                                --------------------------------
                                                Name: Chris Forshner
                                                Title: Executive Director


                                            By: /s/ Ryan Donovan
                                                --------------------------------
                                                Name: Ryan Donovan
                                                Title: Associate Director


                                            On behalf of the Managers


Accepted:

TEXTRON INC.

By: /s/ Mary F. Lovejoy
    ----------------------------------------
    Name: Mary F. Lovejoy
    Title: Vice President and Treasurer